Share Sale Agreement

PARAMJIT KAUR SANDHU

ANVIA (AUSTRALIA) PTY LTD

ABN 44 605 782 849

VOCTRAIN PTY LTD

ACN 085 539 322

Details page

Date	
	08/06/19
Parties	
	PARAMJIT KAUR SANDHU of 11 RUBIDA COURT, BORONIA, VIC, 3155
	ANVIA (AUSTRALIA) PTY LTD (ABN 44 605 782 849) of 92 ASHMORE ROAD BUNDALL QLD 4217 in the State of Queensland. ('**Purchaser**')
	VOCTRAIN PTY LTD ACN 085 539 322 of C/- 85 GRAND JUNCTION ROAD, ROSEWATER, SA, 5013 (**the Company**)
Recitals	
A.	The Vendor is the legal owner of a 200,000 Ordinary Shares in the Share Capital of the Company.
B.	The Vendor is the owner of all the Ordinary Shares in the Company.
C.	The Purchaser wishes to purchase the all the Ordinary Shares in the Company owned by the Vendor.

Table of contents

OPERATIVE PROVISIONS

1. DEFINITIONS

In this Deed except to the extent that the context otherwise requires:

'Accounts' means the audited profit and loss and trading accounts of the Company for the half year ended on the Last Accounting Date and the balance sheets of the Company as at the Last Accounting Date copies of which have been provided to the Purchasers;

'Associated Company' means any corporation, association or firm in which any of the Vendor or Directors or any corporation which a Related Body Corporate of any of the Vendor or Directors is, is a shareholder or director, and includes a Related Body Corporate of any of the Vendor or Directors;

'ASIC' means Australian Securities and Investment Commission;

'Anvia Holdings Corporation' means the listed company on the OTC exchange identified under ticker OTCPK: ANVV, of 1125 East Broadway, Suite 770, Glendale, CA 91205, United States

'Borrowing' means money borrowed or raised, including rentals under financial and operating leases and hire purchase arrangements and interest thereon, any liability under any chattel mortgage, bill of exchange, debenture, note or other security or under any acceptance credit facility, any liability in respect of the acquisition cost of assets or services to the extent payable after the time of acquisition or possession thereof, and any guarantee or other assurance against financial loss in respect of any money borrowed or raised, interest or liabilities;

'Business' means the business conducted by the Company in Australia including training and educational services including the services under the trading name Quality Automotive Training;

'Business Contracts' means all agreements, leases, contracts and arrangements to which the Company is a party, and which are, in whole or in part, executory as at Completion, other than the Leases;

'Business Day' means a day on which banks (as that term is defined in the Banking Act 1959 of the Commonwealth) are open for business in Brisbane and Sydney;

'Completion' means the completion of the sale and purchase of the First Share Tranche and Second Share Tranche;

'Completion Date' means 30 June 2019;

'Commissioner' means the Commissioner of Taxation;

'Confidential Information' means all knowledge of secret processes, technical know-how, techniques, discoveries, inventions, ideas, research, engineering and manufacturing methods, practices, systems, formulae, drawings, trade secrets and special purpose computer programmes, financial, marketing and other confidential information and data subsisting in or relating to the Business;

'Deed' means this agreement and any amendments thereto;

'Corporation' means a corporation as defined in the Corporations Act;

'Encumbrance' means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, title retention or conditional sale agreement, preferential right, trust arrangement, contractual right of set off, assignment, hire or hire purchase agreement, option, restriction as to transfer, use or possession, easement, subordination to any right

of any other person and any other encumbrance or security interest or adverse interest whatever;

'**Exercise Price**' means the closing price of shares trading on the OTC as at the Completion Date.

'**In-Specie Shares**' means the ordinary shares traded on the OTC market in the United States issued by the parent of the Purchaser, to wit, Anvia Holdings Corporation.

'**In-Specie Share price**' means the trading value of the ordinary shares traded on the OTC in relation to the In-Specie Shares.

'**Intellectual Property Licences**' means all agreements under which the Company obtains from any person the exclusive or non-exclusive right to use, but not the ownership of, any of the Intellectual Property Rights referred to in paragraphs (a) to (c) inclusive of the definition of that term;

'**Insolvency Provision**' means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors and of preferences, and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions), and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person;

'**Intellectual Property Rights**' means:

(a) The business names or trademarks owned or used at any time by the Company;

(b) The Confidential Information owned or used at any time by the Company;

(c) The patents, patent applications, registered designs, unregistered designs, copyright and all other similar rights owned or used at any time by the Company; and

(d) The Intellectual Property Licences;

'**Last Accounting Date**' means 31 December 2018;

'**Leases**' means the leases held by the Company of real property;

'**long term contract**' means any contract or agreement between the Company and any other party or parties (including without limitation of the generality of the foregoing, any contract or agreement with company officers, trade associates, trade unions, advertisers, employees, licensors, licensees, suppliers, agents, dealers, representatives and associations) which cannot be terminated with less than 30 days' notice and without penalty;

'**Constitution**' means the Memorandum and Articles of Association of the Company a copy of which has been provided to the Purchaser;

'**person**' and words signifying persons include individuals, firms, partnerships, Corporations, bodies politic, associations and governments and governmental, semi-governmental and local authorities and agencies;

'**Premises**' means all the land and buildings owned, leased or occupied by the Company;

'**Related Body Corporate**' has the same meaning given to that term by Section 9 of the Corporations Law;

'**Revenue Authority**' means any Federal, State, Territory or local governmental authority or instrumentality in respect of Tax;

'**sell**' includes procure the sale of the shares;

'Service Agreements' means any Service Agreement with any third party in terms of which services have or are being delivered to the Company on any on =going basis and which will subsist the Completion Date;

'Shares' means the sum total of the issued capital of the Company in favour of the Vendor namely shares numbered 1 - contained in share certificates numbered 1 to 20,001 (200,000 Two Hundred Thousand Shares) fully paid shares at $4.00 par value each;

'Systems' means all computer and operating systems including those which relate to accounting, deposits, financial instrument trading activities, invoicing, debt control, credit control, debt collection, debt recovery, debt adjustment and all related processes and documentation and includes all data processing information, storage data and retrieval systems, computer records, software, tapes, disks, archives, library and all ancillary data systems, documentation and data storage equipment;

'Tax' means income tax (including capital gains tax), franking deficit tax, franking additional tax, pay-as-you-earn remittances, prescribed payments, withholding tax (including deductions pursuant to the royalty withholding obligation), fringe benefits tax, customs duty, sales tax, payroll tax, land tax, stamp duty, financial institutions duty, debits tax, municipal rates and all other taxes, charges, imposts, duties and levies and any penalties, interest, fines or other costs relating thereto;

'Tax Act' means the Income Tax Assessment Act 1936, the Taxation Administration Act 1953, Income Tax Rates Act 1986 and other rating Acts, the Income Tax Regulations and related Commonwealth income tax legislation and regulations;

'Total Purchase Price' means **$800,000.00** (Eight Hundred Thousand AUD)

2. INTERPRETATION

In this Deed except to the extent that the context otherwise requires:

(a) words importing the singular include the plural and vice versa and words importing a gender include the other gender;

(b) a reference to an Act of Parliament or Code or section or schedule of that Act or Code shall be read as if the words 'and any statutory modification or re-enactment of it or substitution of it' were added to the reference and includes all statutory instruments issued from time to time under that Act or Code;

(c) where a word or phrase is given a particular meaning, other parts of speech or grammatical forms of that word or phrase have corresponding meanings;

(d) references to a recital, clause, schedule or annexure shall be construed as references to a recital or clause of or schedule or annexure to this Deed and references to this Deed include its schedules and any annexure;

(e) where a party comprises two or more persons an agreement or obligation to be performed or observed by that party binds those persons jointly and severally and a reference to that party includes a reference to any one or more of those persons;

(f) a reference to any person or a party to this Deed or any other document or agreement includes its executors, administrators, successors and permitted assigns;

(g) a reference to a party shall be construed as a reference to a party to this Deed;

(h) a reference to this Deed or any other deed, agreement, instrument or document includes a reference to this Deed, that other deed, agreement, instrument or document as amended, novated, supplemented, varied or replaced from time to time;

(i) in the interpretation of this Deed, headings shall be disregarded;

(j) references to '$A', 'dollar', '$' and to any amount not otherwise designated shall be construed as references to Australian currency;

(k) a reference to writing includes typewriting, printing, lithography, photography and any other mode of representing or reproducing words in a permanent and visible form;

(l) if any day appointed or specified by this Deed for the payment of any money or the doing of any act, matter or thing falls on a which is not a Business Day, the day so appointed or specified shall be deemed to be the next Business Day.

3. CONDITIONS PRECEDENT

3.1 This Deed is conditional on and subject to:

(a) each of the Covenantors executing and delivering to the Purchaser service agreements in accordance with the terms of those annexed hereto as Schedules 10 and 11;

(b) the Vendor and the Purchaser executing the Shareholders Agreement as set out in Schedule 9.

3.2 The Purchaser has a right to waive each of the conditions contained in this clause.

4. SALE AND PURCHASE

4.1 Subject to Clauses 3 and 5 each of the Vendor agree to sell to the Purchaser and the Purchaser agrees to buy from the Vendor free from Encumbrance the Shares together with all benefits rights and entitlements accrued or attaching to them for **$800,000.00** (Eight Hundred Thousand AUD) at $4.00 par value of each share.

4.2 The purchase price in respect of the Shares shall be paid in combination of cash and exchange of In-Specie Shares based on the In-Specie Share Price as it applies on the Completion Date and shall be apportioned to the Vendor as set out below:

Party	*Percentage*	*Value*	*Exchange rate**	*Price of Anvia Share***	*Number of shares in Anvia*
In-Specie Shares					
Vendor	65%	$520000.00			
Cash					
Vendor	35%	$280,000.00			
Total	100%	$800,000.00			

* DAILY EXCHANGE RATE PER AUSTRALIAN TAXATION OFFICE AT 4 JUNE 2019 AU$1=US$0.7464
** PRICE OF ANVIA HOLDINGS CORPORATION SHARE (TICKER: ANVV) IS THE AVERAGE OF CLOSE PRICE FOR THE 30 DAYS UP TO THE COMPLETION DATE

5. SETTLEMENT OF SHARES

5.1 Settlement of the sale shall take place on the Completion Date (or at such other time agreed in writing between the Vendor and the Purchaser) at **11 RUBIDA COURT, BORONIA, VIC, 3155** or at such other place agreed in writing between the Vendor and the Purchaser.

5.2 On settlement of the sale and purchase of the sale of Shares:

(a) The Vendor and/or the Directors shall deliver or cause to be delivered to the Purchaser duly executed transfers by the registered holders in favour of the Purchaser or its nominees, duly executed declarations in a form satisfactory to the

Purchaser to facilitate stamping of these transfers and share certificates in respect of the sale.

(b) The Purchaser shall pay to the Vendor, or as they shall direct in writing, the sum referred to in subclause 3.2.

(c) The Vendor and the Directors shall procure and cause directors' meeting of the Company to be held at which:

(i) the registration of transfers to the Purchaser or its nominees of all the Shares shall, subject to payment of any stamp duty on the transfers and to due execution of the transfers by the transferees (if required), be approved;

(ii) there shall be appointed as directors of the Company one person nominated in writing for that purpose by the Purchaser who have consented in writing to such appointment and Steven John Grainger shall resign without any payment as compensation for loss of office and there shall be tabled written and duly executed acknowledgements from the two resigning directors that they have no claim of any nature against the Company for salary, fees, compensation for loss of office or otherwise.

(d) The Vendor shall deliver to the Purchaser a statement in writing by all the Vendor that the Vendor have declined to accept any offer made or deemed to be made under the articles of association of the Company of any of the Shares and have waived any rights of pre-emption over the Shares conferred by the memorandum or articles of association of the Company or otherwise.

(e) The Vendor shall deliver to the Purchaser a list of all bank accounts maintained by the Company and duly completed authorities authorised by the board of directors of the Company for the alteration of the signatures to the bank accounts of the Company in the manner required by the Purchaser.

5.3 On settlement of the sale, beneficial ownership of the Shares passes to the Purchaser.

6. WARRANTIES AND INDEMNITIES

6.1 The Vendor covenant undertake warrant and represent to the Purchaser in the terms set out in Schedule 1 as at the date of this Deed and separately as at the Completion Date it being a term of this Deed that each of the covenants, undertakings warranties and representations are true and correct in every respect and are to be construed separately, the meaning for each being in no way limited by reference to any other clause or paragraph.

6.2 Each of the covenants, undertakings, warranties and representations contained in subclause 6.1:

(a) shall remain in full force and effect on and after the Completion Date;

(b) is and shall be given to the intent that liability under it shall not be confined to breaches of it discovered prior to the Completion Date.

6.3 The Vendor and Directors shall take all steps and provide all information and documents concerning the Company and the Business as the Purchaser and its advisers may reasonably require and shall give the Purchaser and its advisors such assistance and facilities as they may reasonably require to enable them to fully review the Business, the Company and to investigate the accuracy of the covenants, undertakings, warranties and representations referred to in this clause and without prejudice to the generality of the foregoing, the Vendor agree that the rights and remedies of the Purchaser in relation to any of the covenants, warranties, representations and undertakings contained in this Deed will not be effected by any investigation made or to be made by or on behalf of the Purchaser into the affairs of the Company..

6.4 No information relating to the Company or the Business of which the Purchaser has knowledge (actual or constructive) will prejudice any claim made by the Purchaser under, or operate to reduce any amount recoverable by the Purchaser for, breach of any of the covenants, warranties, representations and undertakings contained in this Deed.

6.5 The Vendor shall indemnify and keep indemnified the Purchaser against all losses, claims, costs, demands and expenses which the Purchaser may sustain or incur from any material breach of any of the warranties or representations referred to in this clause.

7. INCOME TAX INDEMNITY

7.1 Without limiting the generality of this agreement as part of the terms of sale of the Shares the Vendor shall indemnify and keep indemnified the Purchaser and the Company (subject to the limitations provided in this Clause):

(a) against payment by the Company pursuant to the provisions of the Tax Act of any tax for the Company's income for the year ended 30 June 2018 and previous years and which is not shown or included as a liability or provision in the Accounts; and

(b) against any liability arising under or by virtue of the Taxation (Unpaid Company Tax) Assessment Act 1982.

7.2 The indemnity given in subclause 7.1 shall extend to cover the total amount of all reasonable costs and expenses incurred by the Purchaser or the Company in connection with any assessment (including reasonable costs and expenses incurred as a result of any action taken to avoid dispute resist appeal compromise or defend the assessment and adjudication concerning the assessment).

7.3 The rights conferred by this clause are in addition to and not in substitution for all other rights conferred on the Purchaser or the Company under this Deed.

7.4 If an assessment to which the indemnities in subclause 7.1 or any of the warranties or representations contained in Schedule 1 may potentially apply is made by the Commissioner against the Company, the Purchaser or the Company shall serve notice in writing of the assessment upon the Vendor within 14 days of receipt of the assessment.

7.5 The Purchaser shall at the request of Vendor (made in writing and no later than 40 days after receipt of the notice referred to in subclause 7.4) procure the Company to contest any such assessment by lodging with the Commissioner within the time required by Section 185 of the Tax Act an objection in writing against such assessment including such grounds as the Vendor request in writing.

7.6 In the event that any such objection shall be disallowed in whole or in part by the Commissioner, the Purchaser or the Company shall serve notice of the disallowance upon the Vendor within 14 days of receipt of the notification of the disallowance. At the request of the Vendor (made in writing and no later than 14 days after receipt of that notice from the Purchaser or the Company) the Purchaser shall:

(a) procure the Company to object to the decision of the Commissioner within the time required in Section 187 of the Tax Act; and

(b) lodge a request for reference to the Administrative Appeals Tribunal or (if so requested in writing by the Vendor) lodge a request to treat the objection as an appeal and forward it to the Federal Court.

7.7 If any reference to the Administrative Appeals Tribunal is decided against the Company, the Purchaser shall procure the Company to request the Administrative Appeals Tribunal to refer the objection to the Federal Court if requested to do so by the Vendor (made in writing and no later than 14 days after the decision of the Administrative Appeals Tribunal is handed down).

7.8 In the event that an appeal to the Federal Court is decided against the Company, the Purchaser shall procure the Company to take such steps as the Vendor may reasonably require (in writing and no later than 14 days after the decision of the Federal Court is handed down) to cause an appeal from the decision of the Federal Court to be prosecuted to the extent requested by the Vendor and permissible by the Tax Act.

7.9 The Purchaser agrees to procure the Company to do all things reasonably requested of it in writing by the Vendor to settle at any time with the Commissioner any tax in dispute as a consequence of the issue of an assessment of the type referred to in this clause on such terms and conditions as the Vendor in writing may reasonably require.

7.10 The Purchaser shall only be required to comply with any request by the Vendor for the Purchaser to take any action under this Clause, if the Vendor have:

(a) indemnified the Purchaser and the Company against all liabilities, losses, costs and expenses which the Purchaser and the Company may reasonably incur as the result of objecting to, contesting or appealing from any such assessment or decision or, at the election of the Purchaser, paid to the Purchaser and the Company money on account of such anticipated liabilities, losses, costs and expenses;

(b) agreed to pay to the Purchaser and the Company all reasonable liabilities, losses, costs and expenses which the Purchaser and the Company may incur directly or indirectly in connection with objecting to, contesting or appealing from any assessment or decision including, without limitation, reasonable legal, accountancy and investigatory fees and disbursements and the amount of any interest or penalty or additional tax which may ultimately be payable as the result of objecting to, contesting or appealing from any assessment or decision at the request of the Vendor.

7.11 If the objection or appeal procedure under the Tax Act is or becomes other than as contemplated by the earlier provisions of this clause, then the Purchaser shall procure the Company to carry out all objections and appeals under the procedure then applicable at the reasonable request in writing of the Vendor. If this clause is to apply then subclauses 7.4 to 7.6 will apply, with appropriate modification, to all objections and appeals under this clause.

7.12 Despite any provision in this Deed to the contrary, the Vendor shall pay all amounts payable to the Purchaser pursuant to the indemnity contained in subclause 7.1 and the warranties and representations contained in this agreement:

(a) if the Vendor do not request that the relevant assessment be contested pursuant to subclause 7.5 - by 11.00am on the due date for payment under the assessment;

(b) if the Vendor do not request that the assessment be contested but agreement cannot be reached with the Commissioner to the effect that the Commissioner will not issue proceedings for the recovery of the tax in dispute until the objection or appeal procedure has been concluded within 7 days of the Commissioner notifying the Company of its decision in that regard; or

(c) if the Vendor request that the assessment be contested and agreement is reached with the Commissioner to the effect that the Commissioner will not issue proceedings for the recovery of the tax in dispute until the objection or appeal procedure is concluded or until some other time within 7 days of the Purchaser reasonably forming the opinion and so notifying the Vendor that the objection or appeal procedure under the Tax Act has been prosecuted to the extent requested by the Vendor under this Clause and permissible under the Tax Act, or at such other time as the Commissioner determines.

7.13 The Purchaser's and Company's rights to be indemnified under this clause are conditional on the Purchaser complying with its obligations under subclauses 7.4 to 7.9.

8. RIGHTS AND OBLIGATIONS OF THE PARTIES PENDING COMPLETION

8.1 After the date of this Deed and pending Completion the duly nominated representatives of the Purchaser will be given full access to the Premises and to all books of account and operational and other records, papers, books and documents of the Company to allow the Purchaser the opportunity to become familiar with the Business and the affairs of the Company, and to be informed of all obligations or arrangements which will or may continue in force after Completion. The Vendor will also provide the information, assistance and facilities that the Purchaser reasonably requires for those purposes.

8.2 Until Completion, unless the Purchaser otherwise agrees, the Vendor must ensure that the Company:

(a) carries on its business in a normal, proper and efficient businesslike manner and in the ordinary course;

(b) observes its obligations under Business Contracts and Leases;

(c) use its best endeavours to maintain the profitability and preserve the goodwill of its business;

(d) maintains its assets at normal levels;

(e) consults with and obtains the prior approval of the Purchaser as to:

(i) the formulation and approval of programs and budgets relating to the Business;

(ii) any new or proposed material alteration to a Business Contract or Lease;

(iii) a proposed entry into any borrowing facility by the Company; and

(iv) the conduct or proposed settlement of any litigation;

(f) provides the Purchaser with copies of all notices of meetings, minutes, board papers, reports, accounts, programs, budgets and like documents relating to the Company; and

(g) adopts and implements the business plan,

and the company will not without the prior written consent of the Purchaser:

(h) increase, reduce or otherwise alter its share capital or grant any options for the issue of shares or other securities;

(i) alter the provisions of the Constitution;

(j) declare or pay a dividend;

(k) make a distribution or revaluation of assets except in the ordinary course of its business;

(l) buy back its shares;

(m) enter into any abnormal or unusual transaction which relates to or adversely affects its business or any long-term contract;

(n) enter into any contract involving total expenditure in excess of $10,000;

(o) take on or become subject to any obligation whether of a commercial financial or other nature in excess of $10,000.

8.3 Before Completion the Vendor shall procure that the Company shall not without the prior written consent of the Purchaser:

(a) Enter into any material contracts or commitments or, other than in the ordinary course of the Business, incur any material liabilities;

(b) Hire or terminate the employment of any person employed in the Business or alter the terms or conditions of employment of any person so employed.

8.4 The Vendor shall immediately notify the Purchaser of the happening of any event (and in any such notice shall give the Purchaser full particulars of such event) which does or may have a material effect on the profitability or the value of the Business.

8.5 The Purchaser covenants that it will not enter any agreement to sell or transfer any of the shares acquired by it prior to the Completion Date.

8.6 Nothing in this Clause precludes or limits any rights of the Purchaser to rescind this Deed or claim damages for breach of contract.

8.7 Nothing in this clause shall have any effect to the extent that it might breach or lead to a breach of any provision of the Trade Practices Act.

9. RESTRAINT

9.1 In consideration of the Purchaser entering into this Deed and to protect the goodwill of the Company and the Business the Vendor agrees with the Purchaser that (except to the extent prohibited by the Trade Practices Act):

(a) this clause shall have effect as if it consisted of several separate covenants and restraints consisting of each separate covenant and restraint set out in paragraph (b) combined with each separate period of time set out in paragraph (c) and of each such separate combination combined with each separate area set out in paragraph (d) and if any of these several separate covenants and restraints are or become invalid or unenforceable for any reason then the invalidity or unenforceability shall not affect the validity or enforceability of any of the other separate covenants and restraints;

(b) on its own account, jointly with or on behalf of any other person, firm or Corporation or as employee, manager, director, shareholder, member, partner, joint venture participant, consultant, principal, associate, agent, unit holder or in any other capacity.

(c) without the prior written consent of the Purchaser the Vendor (and any Related Body Corporation) shall not, whether directly or indirectly, for the period and within the area specified in this clause:

(i) undertake, carry on or be financially or otherwise interested in or engaged in or concerned with any business of the Company or any business which is directly or indirectly (in whole or in part) competitive with the Business carry on or be financially or otherwise interested in, whether solely or jointly with or as partner, associate, agent, shareholder, unit holder or corporation, or be or become engaged in or concerned with in any capacity whatever, any business within the defined areas which is or is likely to be during the period of restraint in competition to any material extent with the Business carried on by the Company;

(ii) induce or solicit any employee or agent of the Company or the Purchaser to leave the employment or agency of the Company or the Purchaser;

(iii) approach or accept any approach from any customer of the Company or any Related Body Corporate of the Company with the view to soliciting the business of that customer;

(iv) within each of the defined areas, carry on either alone or in partnership and whether as principal, agent, manager or servant or be concerned with or

interested in or be a shareholder in or officer agent or independent contractors of, or employee of, any firm or company of, or employee of, any firm or company which carries on a business in competition with the refrigerated road transport business carried on by the Company;

(v) counsel, procure or otherwise assist any person to do any of the acts referred to in this paragraph (c);

(d) the periods of time referred to above are:

(i) during the period of 3 years from the Completion Date;

(ii) during the period of 2 years from the Completion Date;

(iii) during the period one year from the Completion Date.

(e) the areas referred to above are:

(i) Australia;

(ii) Queensland, New South Wales, Victoria, South Australia, and Western Australia, Australian Capital Territory and the Northern Territory.

9.2 The parties agree that any combination of the acts referred to in paragraph 13.1(c)12.1(b) for the separate periods and within the separate areas referred to would be unfair and calculated to damage the business carried on by the Company.

9.3 The parties agree that each separate covenant and restraint in this Clause is reasonable and that valuable consideration has been received therefore both directly and indirectly by the parties to be restrained by these covenants and that each party affected by this Clause has been responsible for and approves its drafting and considers them to go no further than reasonably necessary to protect the goodwill of the Business. The parties acknowledge that the Purchaser has suggested that each of the Vendors take independent legal advice in respect of this clause and each of them has declined to do so.

9.4 The parties agree that the words 'directly or indirectly interested or engaged in or concerned with' shall all be given the widest possible interpretation and shall include (without derogation from their generality) management without salary, advising or influencing a competitive business on a continuing basis whether for direct remuneration or benefit or otherwise, or establishing or being interested in or influencing a competitive business through any association or arrangement with any person, relative, nominee or trust in or over which any interest or influence (absolute or partial) is held.

9.5 To further protect the interests of the Purchaser and the goodwill of the Business, the Vendor covenants with and undertakes to the Purchaser that the Vendor will at any time during the periods described in Clause 9.1(d) be entitled (within the meaning of Section 609 of the Corporations Act) to shares in any Corporation doing any of the things referred to in Clause 9.1(c) within any of the States and Territories described in Clause 9.1(e) except for an interest in any listed public transport company where each of the Vendor and Covenantors is entitled to hold up to 5% of the issued share capital.

10. RELEASES

10.1 The Purchaser acknowledges that some of the Directors have granted personal guarantees securing the liabilities of the Company.

10.2 A list of these guarantees is contained in Schedule 4.

10.3 The Purchaser agrees to use its best endeavours to procure releases of these guarantees forthwith upon Completion. In the event that it is not possible to procure such releases the Purchaser indemnifies and shall keep the Directors indemnified against all losses, claims, costs, demands and expenses which the Directors may sustain or incur under these guarantees.

10.4 The Purchaser shall after Completion indemnify and keep indemnified the Directors against all losses, claims, costs, demands and expenses which the Directors may sustain or incur under those guarantees except to the extent that the Directors have been granted a release of those guarantees.

11. INTEREST UPON DEFAULT

11.1 If any party defaults for more than 7 days after the due date in the payment of any money payable under this Deed, that party shall pay interest at the rate of two percentage points above the rate applicable to 90 day Commonwealth Bank bills of over $100,000 per annum on the amount in default from the time it falls due until the default ceases.

11.2 This right to require payment of interest is without prejudice to any other rights and remedies regarding that default.

12. DEFAULT BY THE PURCHASER

12.1 The Purchaser shall be in default under this Deed if it:

(a) fails to pay any part of the Total Purchase Price or of any other money (including interest) payable to the Vendor under this Deed as and when it becomes due and payable; or

(b) fails to perform and comply with any of the agreements or conditions contained in this Deed and on the part of the Purchaser to be observed and performed.

12.2 Upon default by the Purchaser under subclause 1615.1, all money remaining unpaid under this Deed shall at the option of the Vendor no longer be payable at the times and in the manner specified in this Deed but shall become payable forthwith and the Vendor may:

(a) sue the Purchaser for damages for breach of contract;

(b) sue the Purchaser for specific performance on this Deed with damages;

(c) sue the Purchaser for specific performance on this Deed or damages; or

(d) rescind this Deed and exercise any one or more of the following remedies:

(i) forfeit any money paid by the Purchaser;

(ii) sue the Purchaser for damages for breach of contract;

(iii) resume possession of the Shares if they have been delivered to the Purchaser; or

(iv) resell the Shares with or without notice either as a whole or separately or by any mode at such prices at such times and places and upon such terms and conditions as to delivery payment or otherwise and generally in such manner in all respects as the Vendor shall think fit.

12.3 Any deficiency in price arising on any resale referred to in subclause 1615.2 together with all expenses of any actual or attempted resale shall immediately be paid to the Vendor by the Purchaser. Such deficiency and expenses shall, upon non-payment by the Purchaser, be recoverable by the Vendor as and for liquidated damages and not as a penalty and it shall not be necessary for the Vendor to tender a transfer of the Shares to the Purchaser. Any increase of price on any resale referred to in subclause 1615.2 shall belong to the Vendor as liquidated damages in addition to any money forfeited under subclause 1615.2.

12.4 The rights and remedies given to the Vendor shall be deemed concurrent and not alternative.

13. FURTHER ASSURANCE

Each party shall do everything necessary or desirable to give full effect to this Deed and shall refrain from doing anything which might prevent full effect being given to this Deed.

14. GOVERNING LAW

14.1 This Deed is governed by and is to be construed in accordance with the law of Queensland.

14.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Courts of Queensland and the Courts entitled to hear appeals from those Courts.

15. COSTS

15.1 Each party shall bear its own costs in relation to the preparation and execution of this Deed.

15.2 The Purchaser shall pay all stamp duty on this Deed and on any instrument or other document executed to give effect to any provision of this Deed.

16. NOTICES

16.1 A notice required or authorised to be given or served upon a party pursuant to this Deed shall be in writing in the English language and may be given or served by facsimile, prepaid post or hand to that party at its address or facsimile number appearing below or such other address, telex or facsimile number as the party may have notified in writing to the other party or parties:

The Vendor:

The Purchaser:

16.2 A notice shall be deemed, (in the absence of proof to the contrary), to have been given or served on the party to whom it was sent:

(a) in the case of hand delivery, upon delivery during Business Hours of the recipient;

(b) in the case of prepaid airmail post, 2 Business Days after the date of despatch; and

(c) in the case of facsimile transmission, at the time of despatch provided that following transmission the sender receives a transmission confirmation report or if the sender's facsimile machine is not equipped to issue a transmission confirmation report the recipient confirms in writing that the notice has been received.

16.3 A notice given or served under this Deed shall be sufficient if:

(a) in the case of a corporation, it is signed by a director or secretary of the corporation;

(b) in the case of an individual it is signed by that individual.

16.4 The provisions of this clause are in addition to any other mode of service permitted by law.

16.5 In this clause 'notice' includes a demand, request, consent, approval, offer and any other instrument or communication made, required or authorised to be given under or pursuant to a provision of this Deed.

16.6 In this clause 'Business Hours' means from 9.00am to 5.00pm on a Business Day.

17. COUNTERPARTS

This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

18. DURATION OF PROVISIONS

The covenants, conditions, provisions and warranties contained in this Deed shall not merge or terminate upon Completion but to the extent that they have not been fulfilled and satisfied or are capable of having effect shall remain in full force and effect.

19. ENTIRE AGREEMENT

This Deed:

(a) constitutes the entire agreement of the parties as to its subject matter and supersedes and cancels all prior arrangements, understandings and negotiations in connection with it; and

(b) may only be altered in writing signed by all parties.

20. JOINT AND SEVERAL LIABILITY

The covenants, agreement, warranties, undertakings and indemnities of all or any of the Vendor shall be deemed to be given jointly and severally and to bind their respective successors, permitted assigns and legal personal representatives.

21. METHOD OF PAYMENT

All payments required to be made under this Deed shall be made:

(a) either in cash or by a draft or cheque drawn by a bank as defined in the Banking Act 1959 of the Commonwealth; or

(b) by crediting the account of the recipient (specified for that purpose) with cleared funds.

22. NO WAIVER

22.1 The failure of a party at any time to require full or partial performance of any provision of this Deed shall not affect in any way the full right of that party to require that performance subsequently.

22.2 The waiver by any party of a breach of a provision of this Deed shall not be deemed a waiver of all or part of that provision or of any other provision or of the right of that party to avail itself of its rights subsequently.

22.3 Any waiver of a breach of this Deed shall be made by notice in writing signed by the party granting the waiver and shall be effective only to the extent specifically set out in that waiver.

23. PUBLICITY

23.1 Other than as required by the Listing Rules of ASX and the Corporations Law no public announcement or communication relating to the negotiations of the parties or the subject matter or terms of this Deed shall be made or authorised by or on behalf of any party without the prior written approval of each of the other parties.

23.2 The ASX announcement to be issued by the Purchaser on the First Tranche Date will be submitted to the Vendor for approval at least 2 Business Days prior to release.

24. SEVERABILITY

The parties acknowledge and agree that:

(a) all the provisions of this Deed are reasonable in all the circumstances and that each provision is and shall be deemed to be severable and independent; and

(b) if all or any part of any provision is judged invalid or unenforceable in all the circumstances, it shall be deemed to be deleted and shall not affect the validity or enforceability of the remaining provisions.

25. ACKNOWLEDGEMENT

The parties acknowledge and agree that this Deed has been negotiated without any reliance upon any statement warranty condition or representation made orally or in writing by McIntosh Corporate Limited or by any of its officers.

26. TIME OF THE ESSENCE

Time is of the essence of this Deed.

Signing Page

SIGNED SEALED AND DELIVERED
By PARAMJIT KAUR SANDHU as
Transferor on 08/06/2019
In the presence of:

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Witness

....
Paramjit Kaur Sandhu

SIGNED SEALED AND DELIVERED
By ANVIA (AUSTRALIA) PTY LTD
ABN 44 605 782 849 as
Purchaser 2019
In the presence of:

....

....
Witness

SIGNED SEALED AND DELIVERED
By VOCTRAIN PTY LTD ACN 085 539 322
as Company on 08/06/2019
In the presence of:

TADEUSZ. RICHARD. ZINIAK.

....

....
Witness